EXHIBIT 10.20
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                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

     THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this "Agreement") is made this ____ day of December, 1999, by and among Cavanaughs Hospitality Corporation, a Washington corporation (the "Buyer"), October Hotel Investors, LLC, a Washington limited liability company ("October") and M and S Hotel LLC, a Washington limited liability company ("MS")(October and MS shall be referred to collectively herein as the "Seller").

     R E C I T A L S

     A. Bellevue Inn, LLC ("Bellevue Inn") is a limited liability company organized and existing under the laws of the state of Washington. Bellevue Inn has three Members (as that term is defined in the Bellevue Inn Operating Agreement (the "Operating Agreement")) with
         the following ownership percentages:  October - 25%; MS   25%; and
         WestCoast Bellevue Inn, Inc., a Washington corporation ("WC Bellevue") 50%.

     B. WC Bellevue is a wholly owned subsidiary of WestCoast Hotels, Inc., a Washington corporation ("WCH").

     C. The shareholders of WCH are selling the stock of WCH (the "WCH Sale") under the terms of a Stock Purchase Agreement (the "Stock Purchase Agreement") by and among Buyer, Lisa Swanbeck Johnson, Rodney D. Olson and D. Michael Bashaw (Johnson, Olson and Bashaw shall be collectively referred to herein as "WCH Sellers") dated December 17, 1999. In exchange for their stock in WCH, the shareholders will receive cash, corporate bonds and certain assets of the Company. The WCH Sale will transfer indirect ownership of fifty percent (50%) of Bellevue Inn to Buyer.

     D. Under the terms and conditions of this Agreement, and conditioned upon the closing of the transactions contemplated in, and as defined in, the Stock Purchase Agreement ("Stock Purchase Closing"), Buyer will acquire from Seller, and Seller sells to Buyer the remaining fifty percent (50%) membership interest of Bellevue Inn, which is all of Seller's ownership interest in Bellevue Inn ("Bellevue Inn Interests").

     NOW, THEREFORE, in consideration of the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties agree as follows.

     AGREEMENT

     1. PURCHASE AND SALE OF STOCK. Seller hereby agrees to sell, assign and convey to Buyer, and Buyer hereby agrees to purchase from Seller, all of Seller's right, title and interest in the Bellevue Inn Interests for a purchase price of Two Million Two Hundred and Fifty Thousand Dollars and 00/100 ($2,250,000) (the "Purchase Price"). The Purchase Price shall be paid as follows:

         (a)  One Million Two Hundred and Fifty Thousand Dollars
              ($1,250,000) in immediately available funds at Closing; and

         (b) One Million Dollars ($1,000,000) in private bonds in the form of Exhibit A to be delivered to Seller at Closing (the "Buyer Bonds").

         (c) Provided that all conditions to the obligations of the Parties to consummate the transactions contemplated hereby have been satisfied or waived (other than conditions with respect to actions the respective Parties will take at the Closing itself), the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Graham & James LLP/Riddell Williams P.S. in Seattle, Washington simultaneously with the Stock Purchase Closing. The effective date of the transaction described in this Agreement ("Effective Date") shall be midnight of December 31, 1999, whether or not Closing has occurred by that date. In order to conveniently effectuate Closing, the parties will cooperate to deposit all documents with Closing Agent under binding delivery instructions by 5:00 p.m. Seattle time on December 30, 1999 and arrange for the transfer of all funds under binding delivery instructions by 5:00 p.m. Seattle time on Closing, but not earlier than January 3, 2000. To the extent that all conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived (other than conditions with respect to actions the respective Parties will take at the Closing itself), Closing shall be delayed until such conditions have been satisfied without modifying the Effective Date.

         (d) All real estate excise taxes incurred in connection with this Agreement, shall be allocated to Sellers and paid at Closing, and the Parties agree to cooperate to file all necessary Tax Returns and other documentation with respect to all such transfer taxes and to join in the execution of any such Tax Returns and other documentation.

     2.  REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

         (a) REPRESENTATIONS AND WARRANTIES OF OCTOBER. October represents and warrants to the Buyer that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement.

              (i) ORGANIZATION OF BELLEVUE INN. Bellevue Inn is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Washington and has all requisite power and authority to carry on its business and to own its properties.

              (ii) ORGANIZATION OF OCTOBER. October is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Washington.

              (iii) AUTHORIZATION. October has full power and authority to execute and deliver this Agreement and to perform his or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of October, enforceable in accordance with its terms and conditions. October need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement which has not been obtained as of the execution of this Agreement.

              (iv) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which October is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which October is a party or by which it is bound or to which any of its assets is subject.

              (v) CAPITALIZATION OF BELLEVUE INN. As the date hereof, October owns a twenty five percent (25%) membership interest Bellevue Inn (the "October Interest").

              (vi) INVESTMENT. October (A) understands that the Buyer Bonds have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Buyer Bonds solely for its own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Bonds, (E) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Bonds, and (F) is an Accredited Investor.

         (b) REPRESENTATIONS AND WARRANTIES OF MS. MS represents and warrants to the Buyer that the statements contained in this
              Section 3(b) are correct and complete as of the date of this Agreement.

              (i) ORGANIZATION OF BELLEVUE INN. Bellevue Inn is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Washington and has all requisite power and authority to carry on its business and to own its properties.

              (ii) ORGANIZATION OF MS. MS is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Washington.

              (iii) Authorization. MS has full power and authority to execute and deliver this Agreement and to perform his or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of MS, enforceable in accordance with its terms and conditions. MS need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement which has not been obtained as of the execution of this Agreement.

              (iv) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which MS is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which MS is a party or by which it is bound or to which any of its assets is subject.

              (v) CAPITALIZATION OF BELLEVUE INN. As the date hereof, MS owns a twenty five percent (25%) membership interest in Bellevue Inn (the "MS Interest").

              (vi) GOOD TITLE AND NO CLAIMS. MS has good title to the MS Interest, there are no claims, liens or encumbrances which can lawfully be made against the MS Interest, MS is transferring title to the MS Interest to Buyer free and clear of any claims, liens, encumbrances, pledges or options.

              (vii) INVESTMENT. MS (A) understands that the Buyer Bonds have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Buyer Bonds solely for its own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Bonds, (E) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Bonds, and (F) is an Accredited Investor.

         (c) REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller that the statements contained in this Section 3(c) are correct and complete as of the date of this Agreement.

              (i) ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington and has all requisite power and authority to carry on its business and to own its properties.

              (ii) INVESTIGATION AND ACCESS. Buyer has the necessary knowledge and experience in financial and business matters, and in particular, the hotel industry, to evaluate the merits and risks of the purchase of the Bellevue Inn Interests under the terms of this Agreement, and Buyer has relied upon its own knowledge and investigation of Bellevue Inn, and not upon any representations or warranties made by Seller except as set forth in this Agreement. Buyer further represents that prior to the execution of this Agreement, Buyer and Buyer's advisers (including financial, accounting and other advisers) had the opportunity to review the books and records of Bellevue Inn and to ask questions and receive answers from Seller and authorized representatives of Bellevue Inn concerning Bellevue Inn and purchase of the Bellevue Inn Interests.

              (iii) INVESTMENT REPRESENTATION. Buyer represents and warrants that it is engaging in the transactions described in this Agreement for its own account, for investment purposes only, and not with a view to the resale or distribution of the Bellevue Inn Interests purchased and assigned hereunder. Buyer acknowledges that the Bellevue Inn Interests have not been registered under the Securities Act of 1933, as amended, or any state securities law.

              (iv) AUTHORIZATION. This Agreement is valid and legally binding on Buyer in accordance with its terms.
                     Neither the execution or delivery of, nor the performance of or compliance with this Agreement will, with or without the giving of notice or passage of time, result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of Buyer and will not violate the Articles of Incorporation or Bylaws of Buyer.

     3.  INDEMNIFICATION.

         (a) INDEMNIFICATION IN FAVOR OF BUYER. Each of October and MS, severally and not jointly, agree to indemnify, defend and hold harmless Buyer from and against, and in respect of, any and all claims, losses, damages, expenses (including, without limitation, settlement costs and any legal or other expenses for investigating or defending any actions or threatened actions), costs, obligations and liabilities arising out of any breach by either MS or October, as applicable, of Sections 1 or 2 of this Agreement.

         (b) INDEMNIFICATION IN FAVOR OF SELLER. Buyer agrees to indemnify, defend and hold harmless Seller from and against, and in respect of, any and all claims, losses, damages, expenses (including, without limitation, settlement costs and any legal or other expenses for investigating or defending any actions or threatened actions), costs, obligations and liabilities arising out of any breach by Buyer of Sections 1 or 2 of this Agreement.

         (C) MATTERS INVOLVING THIRD PARTIES. If any third party shall notify any party (the "Indemnified Party") with respect to any matter which may give rise to a claim for indemnification (a "Claim") against any other party (the "Indemnifying Party") under this Section 4, then the Indemnified Party shall, within five business days after receiving notice, notify each Indemnifying Party thereof in writing. Any Indemnifying Party will have the right at any time to assume and thereafter conduct the defense of the Claim with counsel of its choice; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party. Unless and until an Indemnifying Party assumes the defense of the Claim, as provided herein, the Indemnified Party may defend against the Claim in any manner it reasonably deems appropriate. In no event, however, will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Claim without the prior written consent of each of the Indemnifying Parties. The Parties shall cooperate with each other in regard to the defense against any such Claims.

         (d) LIMITATION. The indemnification obligations of October and MS under this Section 4 shall be several and not joint and the total liability of each shall be limited to the total consideration it has received under the terms of this Agreement. October and MS hereby agree that any indemnity obligation hereunder owing to Buyer may be collected by Buyer through any legal means.

     4.  CONDITIONS.

         (a) The obligation of the Buyer hereto to consummate the transaction contemplated in this Agreement is subject to the fulfillment at or prior to the Closing of each of the following conditions:

              (i) The closing of the transactions contemplated in, and as defined in, the Stock Purchase Agreement.

              (ii) This Agreement and the transactions contemplated hereby shall have been duly approved by the Board of Directors of Buyer in accordance with the applicable provisions of Washington law and its Articles of Incorporation and Bylaws.

              (iii)  The representations and warranties set forth in
                     Section 3(a) and Section 3(b) above shall be true and correct in all material respects at and as of the Closing;

              (iv) The Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

              (v) No action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own an equity interest in Bellevue Inn, or (D) affect materially and adversely the right of any Bellevue Inn to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

              (vi) Each Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 6(a)(iii)-(v) is satisfied in all respects;

              (vii) the Buyer shall have received from counsel to each of the Sellers an opinion addressed to the Buyer, and dated as of the Closing, which includes statements that such Seller has the power to enter into the Agreement and that the execution of the Agreement by the representative of the Seller has been authorized by all necessary action.

         (b) The obligation of each Seller to consummate the transaction contemplated in this Agreement is subject to the fulfillment at or prior to the Closing of each of the following conditions:

              (i) The closing of the transactions contemplated in, and as defined in, the Stock Purchase Agreement.

              (ii)   The representations and warranties set forth in
                     Section 3(c) above shall be true and correct in all material respects at and as of the Closing;

              (iii) The Buyer shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

              (iv) No action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

              (v) Each Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 6(b)(ii)-(iv) is satisfied in all respects.

              (vi) Delivery by Buyer to Sellers of an aggregate of One Million Two Hundred Fifty Thousand Dollars
                     ($1,250,000) in immediately available funds; and

              (vii)  Delivery by Buyer to Sellers of the Buyer Bonds.

     5.  MISCELLANEOUS.

         (a) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

         (b) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they have related in any way to the subject matter hereof.

         (c) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller.

         (d) AMENDMENT. This Agreement may be amended by the parties in writing.

         (e) POST-CLOSING COVENANTS. In case at any time after the closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party. In addition, Seller shall make Bellevue Inn's books and records available to Buyer and/or Buyer's authorized agent, for review, upon reasonable request.

         (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (g) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by hand delivery, personal service, registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

              If to October:    Steve Goodfellow
                                _____________________
                                _____________________

              If to MS:         M & S Hotel LLC
                                6335   90th Avenue SE
                                Mercer Island, WA 98040
                                Roger McCracken

              If to the Buyer:  Cavanaughs Hospitality Corporation
                                201 W North River Drive
                                Spokane, WA 99201
                                Attn:  Corporate Counsel

              Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

         (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington.

         (j) ARBITRATION. Any dispute arising out of or relating to this Agreement or any breach hereof shall be settled by panel of three arbitrators, with each side to the dispute selecting an arbitrator and those two arbitrators selecting a third neutral arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgement upon any award rendered may be entered in any court having jurisdiction thereof. Arbitration proceedings hereunder shall be held in Seattle, Washington. In addition to all other relief, the substantially prevailing party in any arbitration or court action shall be entitled to its or their reasonable attorneys' fees and costs incurred by reason of the dispute (including any appellate review and bankruptcy or enforcement proceedings) and the substantially losing party shall pay all fees and costs of the arbitrators and arbitration. Notwithstanding anything to the contrary herein, this Section shall in no way prevent either party from seeking equitable relief as set forth in Section 6(k), below.

         (k) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 6(l) below), in addition to any other remedy to which they may be entitled, at law or in equity.

         (l)  SUBMISSION TO JURISDICTION.  Subject to the provisions of
              Section 6(j), above, each of the Parties submits to the jurisdiction of any state or federal court sitting in Seattle, Washington in any action or proceeding arising out of or relating to this Agreement and agrees, subject to the provisions of Section 6(j), above, that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in this Agreement. Nothing in this
              Section 11(l), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity

         (m) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (n) EXPENSES. The parties will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (o) ATTORNEYS' FEES AND COSTS. If either party institutes legal proceedings to settle any controversy arising under this Agreement, the prevailing party in the action shall be entitled to recover its reasonable attorneys' fees and costs.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

     BUYER:                                  SELLER:
     CAVANAUGHS HOSPITALITY CORPORATION      OCTOBER HOTEL INVESTORS, LLC

     By: ______________________________      By: __________________________
     Its:  Authorized Officer                Its: _________________________

                                             M AND S HOTEL LLC
                                             By: __________________________
                                             Its: _________________________

                                    EXHIBIT A
                                  Form of Bond

     THIS INSTRUMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION, (B) CAVANAUGHS RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THE INSTRUMENT (CONCURRED IN BY LEGAL COUNSEL FOR CAVANAUGHS) STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) CAVANAUGHS OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

                       CAVANAUGHS HOSPITALITY CORPORATION
                                CONVERTIBLE BOND
     $_______________                                   Spokane, Washington
                                                        __________ __, 2000

     FOR VALUE RECEIVED, the undersigned, CAVANAUGHS HOSPITALITY CORPORATION, a Washington corporation ("Cavanaughs"), hereby promises to pay to the order of ____________________________________ or any successor holder of this instrument as described in Section 7 (the "Holder"), at _______________________ or such other place as the Holder may designate by written notice to Cavanaughs, the principal sum of _________________________ ($___________), with interest, as provided herein.

     6. INTEREST; PAYMENTS. Interest on the outstanding principal balance hereunder shall accrue at the rate of seven percent (7%) per annum from the date hereof. Subject to earlier payment or conversion according to the terms hereof, the principal balance of this instrument, together with accrued interest thereon, shall be paid in 120 equal monthly installments of $______________ on the _____ day of each month, beginning on ____________, 2000 and ending on ____________, 2009. An amortization schedule for the payments due under this instrument is attached hereto as Appendix A.

     7. PREPAYMENT. Cavanaughs may at any time (subject to prior conversion in accordance with Section 4) prepay all or any portion of the principal and accrued interest owing under this instrument, without fee or penalty, upon thirty (30) days' prior written notice to the Holder.

     8. EVENTS OF DEFAULT. If any of the following events (herein individually referred to as an "Event of Default") shall occur, the Holder may, at any time during the period in which the Event of Default is continuing, declare the entire principal and unpaid accrued interest hereof immediately due and payable, by notice in writing to Cavanaughs:

         (a) Default in payment when due of any principal or accrued interest owing under this instrument, if such default is not cured by Cavanaughs within ten (10) days after the Holder has given Cavanaughs written notice of such default; or

         (b) The institution by Cavanaughs of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of Cavanaughs, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by Cavanaughs in furtherance of any such action; or

         (c) If, within sixty (60) days after the commencement of an action against Cavanaughs (and service or process in connection therewith on Cavanaughs) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of Cavanaughs or all orders or proceedings thereunder affecting the operations or the business of Cavanaughs stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of Cavanaughs of any trustee, receiver or liquidator of Cavanaughs or of all or any substantial part of the properties of Cavanaughs, such appointment shall not have been vacated.

     9. CONVERSION. The Holder may at any time prior to payment in full of the principal and accrued interest owing under this instrument, upon five (5) days prior written notice to Cavanaughs, convert all or any portion of such principal and interest (the "Conversion Amount") into shares of Common Stock of Cavanaughs as follows:
         the Conversion Amount may be converted into that number of shares of Common Stock equal to the quotient obtained by dividing the Conversion Amount by Fifteen Dollars ($15.00), as such amount shall be proportionately adjusted to take into account any change in the number or class of Cavanaughs Common Stock by reason of a reclassification, recapitalization, split-up, combination, exchange of shares, stock dividend, subdivision or combination of the Common Stock of Cavanaughs (the "Conversion Price"); provided, however, that (a) the Conversion Amount shall be an integral multiple of the Conversion Price, and (b) at the time of any conversion, the Holder shall be an "accredited investor" (as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended). Cavanaughs shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion pursuant to this Section 4, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion pursuant to this Section 4.

         EFFECT OF CONVERSION.  Upon conversion in accordance with
         Section 4 of all or any portion of the principal and accrued interest owing under this instrument:

         (a) CONVERSION DATE. Such conversion shall be deemed to occur on the date that is five (5) business days after written notice of conversion is received by Cavanaughs (the "Conversion Date").

         (b) Certificates On the Conversion Date or as soon as practicable thereafter, Cavanaughs shall issue and deliver to the Holder a certificate or certificates for the number of shares of stock to which the Holder shall be entitled. The Holder shall be treated for all purposes as the record holder of such stock on the Conversion Date.

         (c) SATISFACTION OF INSTRUMENT. Cavanaugh's issuance of shares of stock to the Holder upon conversion of the Conversion Amount pursuant to the terms of this instrument shall constitute satisfaction in full of Cavanaugh's obligation to pay the Conversion Amount, and the portion of this instrument represented by the Conversion Amount shall thereafter be of no further force or effect.

     10. GOVERNING LAW. This instrument shall be governed by and interpreted in accordance with the laws of the State of Washington without regard to principles of conflict of laws.

     11. SEVERABILITY. If any part of this instrument is determined to be illegal or unenforceable, all other parts shall remain in full force and effect.

     12. TRANSFERABILITY. Neither this instrument nor any rights hereunder may be transferred by the Holder without the consent of Cavanaughs, except that the Holder may assign this instrument to any "accredited investor" (as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended).

     13. COLLECTION COSTS BORNE BY CAVANAUGHS. Cavanaughs agrees to pay all costs and expenses, including without limitation reasonable attorneys' fees, incurred by the Holder in any action brought to enforce the terms of this instrument and/or to collect this instrument, and in any appeal thereof.

     14. MISCELLANEOUS.

         (a) No delay or omission on the part of the Holder in exercising any right under this instrument shall operate as a waiver of such right or of any other right under this instrument.

         (b) Cavanaughs hereby waives presentation for payment, demand, notice of demand and of dishonor and non-payment of this instrument, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party. The pleading of any statute of limitations as a defense to any demand against Cavanaughs, any endorsers, guarantors and sureties of this instrument is expressly waived by each and all of such parties to the extent permitted by law. Time is of the essence under this instrument.

         (c) All notices to Cavanaughs under this instrument shall be in writing and shall be deemed to be given to Cavanaughs (i) upon delivery of the notice in person; (ii) three (3) days after deposit, at a U.S. Post Office or in a regularly maintained U.S. Postal Service letter box, of a letter containing the notice sent by first-class mail with postage prepaid, (iii) one (1) day after delivery of a package containing the notice to an overnight receipted courier service, or (iv) delivery of the notice via a confirmed facsimile transmission. Notices shall be given to Cavanaughs at its address or facsimile number listed in the signature block below or at such other address or facsimile number as Cavanaughs may hereafter specify in writing to the Holder.

         (d) Any payment hereunder shall first be applied to any collection costs, then against accrued and unpaid interest hereunder and then against the outstanding principal balance of this instrument.

     IN WITNESS WHEREOF, Cavanaughs has caused this instrument to be signed in its corporate name by its duly authorized officer and dated the day and year first above written.

                                   CAVANAUGHS HOSPITALITY CORPORATION

                                   By:
                                        -----------------------------------
                                        Its:
                                        201 W. North River Drive, Suite 100
                                        Spokane, Washington 99201
                                        Facsimile: (509) 325-7324